Exhibit 99.1
March 11, 2026
Exodus Reports Fourth Quarter 2025 Results with Record Full Year Revenue
B2B infrastructure continues to scale with record full year 2025 revenue of $121.6 million and full year swap volume up 21% to $6.89 billion

OMAHA, Neb., March 11, 2026 (GLOBE NEWSWIRE) – Exodus Movement, Inc. (NYSE American: EXOD) ("Exodus" or the "Company"), the leading self-custodial cryptocurrency platform and first U.S. publicly traded company to tokenize its stock, today announced its results for the fourth quarter and full year ended December 31, 2025. The Company reported record full year revenue of $121.6 million for fiscal year 2025, an increase of 5% compared to fiscal year 2024, while full year swap volume grew 21% to $6.89 billion.
Fourth Quarter and Full Year 2025 Financial Highlights

(In USD millions, except percentages)	Q4 2025	Q4 2024	% Change	2025	2024	% Change

Revenue	$29.5	$44.8	(34)%	$121.6	$116.3	5%

Technology, development and user support	$16.3	$13.2	23%	$62.9	$46.0	37%

General and administrative	$18.3	$13.9	32%	$66.3	$39.5	68%

Loss (gain) on digital assets, net	$63.6	$(56.9)	(212)%	$18.9	$(96.1)	(120)%

Net (loss) income	$(53.2)	$67.0	(179)%	$(11.4)	$113.0	(110)%
The growth was led by its flagship B2B product, XO Swap, Exodus’ exchange aggregation product, which contributed 19% of Q4 revenue and continued to gain share as the Company builds towards becoming a core financial infrastructure for the digital asset ecosystem.
B2B Infrastructure and Revenue Drivers
B2B swap partners generated $416 million in Q4 volume, representing 26% of the quarterly total. XO Swap’s share of exchange volume has grown steadily since launch, reflecting demand for best-execution routing across liquidity sources.

The B2B channel is also the foundation for Exodus’ next phase of growth. In November 2025, the Company announced its agreement to acquire W3C Corp ("W3C"). Upon closing, Exodus will gain the ability to issue credit cards in key jurisdictions globally through Monavate, with real-time settlement in stablecoins held in self-custody using technology from Baanx. These capabilities will be available not only to Exodus’ own users but also to its growing base of B2B partners, extending the XO Swap relationship from exchange aggregation into card issuance and stablecoin settlement.

"Exodus has always been defined by building self-custody infrastructure that holds up across market cycles, and 2025 was the year we brought the full stack under one roof," said JP Richardson, CEO and co-founder. "Once W3C closes, we will own every layer of the payments stack without relying on a chain of intermediaries. For B2B partners, that means a single integration instead of five. For consumers, it means one app to hold, spend, and manage your money. That's Exodus Pay –

Exhibit 99.1
designed for everyday use, not just crypto-native audiences. With stablecoins past $300 billion and growing, the market is coming to us. 2026 is about execution."

"XO Swap has continued to be a success story,” said CFO James Gernetzke. "This momentum is a natural outgrowth of Exodus' partnerships with major providers across the industry. This expansion complements our aspiration to offer a full payments stack.”

Revenue

Full year revenue was $121.6 million, up 5% from 2024. Q4 revenue was $29.5 million, down 3% sequentially and 34% from Q4 2024. For context, Q4 2024 was the Company’s highest revenue quarter in history, following major industry catalysts including the U.S. election and Bitcoin surpassing $100,000 for the first time. Digital asset prices were in decline for most of Q4 2025 after briefly reaching early October highs.

Fourth Quarter 2025 Operating Metrics

•Exchange provider processed volume - $1.59 billion in Q4 2025, down 32% from Q4 2024.
•Exodus monthly active users - 1.5 million at the end of Q4 2025, a decrease of 35% from 2.3 million as of Q4 2024.
•Exodus quarterly funded users - 1.7 million at the end of Q4 2025, a decrease of 11% from 1.9 million as of Q4 2024.
•Full-time equivalent team members - 215 as of December 31, 2025, up 5 from the prior quarter.
•Customer response time - average response time of less than 60 minutes in Q4 2025.

Balance Sheet and Financial Position
As of December 31, 2025, Exodus held $161.6 million in digital assets and liquid assets, including Bitcoin valued at $149.2 million, Ether valued at $5.6 million, and $5.2 million in cash, cash equivalents, and USD Coin.

The Company previously took on $60 million of debt during 2025 using the Galaxy Digital LLC credit facility to fund the W3C acquisition and repaid that debt in full prior to year-end, resulting in a reduction to the Company's Bitcoin treasury at year end.

Preliminary First Quarter 2026 Highlights

The Company is providing preliminary first quarter 2026 highlights. These selected unaudited preliminary metrics do not reflect its 2026 first quarter end results, are subject to completion of the fiscal quarter and financial reporting processes, are based on information known by management as of the date of this press release, and do not represent a comprehensive statement of its financial results for the quarter ending March 31, 2026.

Digital assets held as of February 28, 2026: Over 610 bitcoin and over 1,840 ether (in units).
Monthly active users as of February 28, 2026: 1.6 million, up from 1.5 million at year-end.
Exchange provider processed volume, February 2026: $435 million, of which $99 million (23%) originated from XO Swap partners.

Exhibit 99.1
During Q1 2026, the Company has continued to sell digital assets to prepare for the next disbursement related to the W3C closing, and has set aside over $70 million in US dollar reserves for these obligations.

Inaugural Shareholders Day

Shareholders, investors, and analysts are invited to attend Exodus’ Inaugural Shareholders Day, which will be held in person in Omaha, Nebraska and broadcast virtually on May 1, 2026. For more information, email investors@exodus.com.

Q4 2025 Webcast

Exodus will host a webcast of its fourth quarter and full year ended December 31, 2025, with results beginning at 5:00PM (Eastern Time) on March 11, 2026. To access the webcast, please use this link. It will also be available on the Company’s Investor Relations website at exodus.com/investors. Supplementary materials will also be made available prior to the webcast on the “Investor Relations” portion of the Company website, and a replay of the video webcast will be available following the live event for at least 90 days thereafter.
Investor Contact
investors@exodus.com
Media Contact
Aubrey Strobel/Elena Nisonoff, Halcyon Communications
exodus@halcyonpr.xyz
Disclosure Information
Exodus may use its website and the following social media outlets as distribution channels of material nonpublic information about the Company. Financial and other important information regarding the Company is routinely accessible through and posted on the following: websites exodus.com/investors and exodus.com, and social media: X (@exodus and JP Richardson’s feed @jprichardson), Facebook, LinkedIn, and YouTube.

Information Regarding Preliminary Metrics

Because the 2026 first quarter is ongoing, results for the 2026 first quarter are not complete. Actual results following the completion of the fiscal quarter end may differ materially from the express selected preliminary metrics herein and any implied preliminary results because of the completion of the fiscal quarter end, financial reporting processes and closing procedures, final adjustments and other developments after the date of this press release. In addition, these selected preliminary metrics should not be viewed as a substitute for financial statements for the quarter ended March 31, 2026 that will be prepared in accordance with GAAP. Accordingly, you should not place undue reliance upon these preliminary metrics.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are based on our beliefs and assumptions and on information currently available to us as of the date hereof. In some cases, you can identify forward-looking statements by the following words: "will," "expect," "would," "should," "intend," "believe," "expect," "likely," "believes," "views," "estimates," or other comparable terminology. Forward-looking statements in this document include, but are not limited to, our preliminary financial

Exhibit 99.1
information, including digital asset holdings, exchange provider processed volumes and our fiscal quarter end results, management statements regarding management’s confidence in our products, services, business trajectory and plans, including the acquisition of W3C, and expectations regarding demand for our products, and our ability to deliver higher transaction volumes. Such forward-looking statements involve a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Such factors include those set forth in “Item 1. Business” and “Item 1A. Risk Factors” of Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2026, as well as in our other reports filed with the SEC from time to time. All forward-looking statements are expressly qualified in their entirety by such cautionary statements. Readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.